Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

April 30, 2025

VIA EDGAR

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building III, Suite 100

Austin, Texas 78738

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Aspira Women’s Health Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, with respect to the offer and sale from time to time by the selling stockholder of the Company, as detailed in the Registration Statement (the “Selling Stockholder”), of (i) 354,988 shares issued and sold to the Selling Stockholder of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) up to 42,328,028 shares of common stock issuable to the Selling Stockholder under the Purchase Agreement (as defined below). The 354,988 shares of common stock were issued and sold to the Selling Stockholder for $25,000 as consideration for their irrevocable commitment to purchase shares under the Purchase Agreement (as defined below) (the “Commitment Shares”) and the 42,328,028 shares of common stock are issuable to the Selling Stockholder under the Purchase Agreement (the “Purchase Shares” and together with the Commitment Shares, the “Shares”) pursuant to an equity purchase agreement by and between the Company and the Selling Stockholder, dated, April 4, 2025 (the “Purchase Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

In our examination, we have assumed (a) the genuineness of all signatures, including endorsements, (b) the legal capacity and competency of all natural persons, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; and (e) the accuracy, completeness and authenticity of certificates of public officials.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion:

1. The Commitment Shares have been duly authorized, validly issued, fully paid and non-assessable.

2. When issued and delivered against payment therefor in accordance with the terms of the Purchase Agreement, the Purchase Shares will be duly authorized, validly issued, fully paid and non-assessable.

We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

We express no opinion as to matters governed by any laws other than the DGCL. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Respectfully submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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